UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2009

Bar Harbor Bankshares
(Exact name of registrant as specified in its charter)

Maine	841105-D	01-0393663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 400, Main Street, Bar Harbor, ME 04609-0400
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code: (207) 288-3314

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2009, the shareholders of Bar Harbor Bankshares (the "Company") approved the adoption of the 2009 Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2009 (the"2009 Plan") for employees and directors of the Company and its subsidiaries. The Company’s Chief Executive Officer, Joseph M. Murphy, its Chief Financial Officer, Gerry Shencavitz and the Company’s previously reported Named Executive Officers, in addition to other employees and members of the Company’s Board of Directors are all eligible participants under the 2009 Plan.

          The 2009 Plan is administered by the Company’s Compensation Committee as appointed by the Company’s Board of Directors (the "Committee"). The Committee, in its discretion, may grant stock-based awards, (including Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units) to employees under the Plan. In practice, the Committee makes recommendation to the Full Board of Directors who then confirms (or rejects) the Committee’s recommendation. Directors are also eligible to receive awards under the 2009 Plan other than Incentive Stock Options.

          Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of common stock that can be issued under the 2009 Plan over the 10 year period in which the plan will be in place is 175,000 shares of common stock; provided, however, that no more than 75,000 shares of such stock can be awarded in the form of Restricted Stock or Restricted Stock Units. Based solely upon the closing price of the Company’s common stock as reported on the NYSE Amex on March 20, 2009, the maximum aggregate market value of the securities to be issued under the 2009 Plan would be $3,850,000. The shares issued by the Company under the 2009 Plan may be authorized but un-issued shares, or shares reacquired by the Company. To the extent that awards under the 2009 Plan do not vest or otherwise revert to the Company, the shares of common stock represented by such awards may be the subject of subsequent awards.

Summary of the 2009 Plan

The following description of certain features of the 2009 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2009 Plan that is filed herewith as an Exhibit to this report on Form 8-K.

      2009 Plan Administration. The 2009 Plan provides for administration by the Compensation Committee represented by not fewer than two independent directors (the "Administrator"), with membership appointed by the Board of Directors from time to time. The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each awards, subject to the provisions of the 2009 Plan. In practice, the Committee makes recommendations to the Full Board of Directors who then confirms (or rejects) the Committee’s recommendation. Directors are also eligible to receive awards under the 2009 Plan other than Incentive Stock Options.

          Eligibility and Limitations on Grants. All employees and directors of the Company and its subsidiaries are eligible to participate in the 2009 Plan, subject to the discretion of the Administrator. The number of individuals potentially eligible to participate in the 2009 Plan is approximately 92 persons. The maximum Stock Award granted to any one individual will not exceed 20,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year.

          Stock Options. Options granted under the 2009 Plan may be either Incentive Stock Options ("Incentive Options") (within the meaning of Section 422 of the Code) or Non-Qualified Stock Options ("Non-Qualified Options"). Incentive Options may be granted only to employees of the Company or any Subsidiary. Options granted under the 2009 Plan will be Non-Qualified Options if they (i) fail to qualify as Incentive Options, (ii) are granted to a person not eligible to receive Incentive Options under the code, or (iii) otherwise so provided. Non-Qualified Options may be granted to persons eligible to receive Incentive Options and directors and other key persons.

          Other Option Terms. The Administrator has authority to determine the terms of options granted under the 2009 Plan. Options are granted with an exercise price that is not less than the fair market value of the shares of common stock on the date of the option grant.

          The terms of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised subject to the terms of the Plan regarding exercise in the event of death, disability, or termination of employment. Options may be made exercisable in installments. In general, unless otherwise permitted by the Administrator, no option granted under the 2009 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee.

         Options granted under the 2009 Plan may be exercised for cash or, if permitted by the Administrator, by transfer to the Company of shares of common stock that are not then subject to restrictions under any Common Stock plan, or, if permitted by applicable laws and regulations, according to a deferred payment arrangement with an adequate rate of interest charged at the applicable federal rate.

      To qualify as Incentive Options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to Incentive Options which first become exercisable in any one calendar year.

         Stock Options Granted to Directors. The 2009 Plan provides that the Administrator, in its discretion, may grant Non-Qualified Options to directors, subject to the terms of the Plan.

          Stock Appreciation Rights. The Administrator may award a Stock Appreciation Right. Upon exercise of the Stock Appreciation Right, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of common stock over the fair market value on the grant date of one share of common stock. The total appreciation available to a Participant form any exercise of Stock Appreciation Rights shall be equal to the number of stock Appreciation Rights being exercised, multiplied by the amount of appreciation per Stock Appreciation Right determined under the preceding sentence. This amount may be paid in cash, common Stock, with a Company note, or a combination thereof, as determined by the Administrator.

  Restricted Stock Awards. The Administrator may grant shares of common stock to any participant subject to such conditions and restrictions as the Administrator may determine. The vesting period shall be determined by the Administrator. If the participant terminates service prior to vesting, the participant will forfeit his or her award of restricted stock.

        Restricted Stock Units. The Administrator may grant Restricted Stock Units to any participant subject to such conditions and restrictions as the Administrator may determine. The vesting period shall be determined by the Administrator. If the participant terminates service prior to vesting, the participant will forfeit his or her award of restricted stock. Upon vesting, the shares of Stock covered by the Restricted Stock Units will be transferred to the Participant as soon as administratively feasible but in no event later than 2 1/2 months following the close of the year during which the units vest in accordance with Section 409A of the Code.

         Tax Withholding. Participants under the 2009 Plan are responsible for the payment of any federal, state or local taxes the Company is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Administrator, Participant may, in the discretion of the Committee, satisfy any federal, state, or local tax withholding obligation relating to the exercise or acquisition of Stock under a Stock Award or the exercise or acquisition of cash and/or Stock under a Stock Appreciation Right by any one of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold cash from the cash otherwise payable to the Participant as a result of the exercise of a Stock Appreciation Right, or (iii) delivering to the Company owned and unencumbered shares of Stock.

         Change of Control Provisions. The 2009 Plan provides that in the event a participant separates from the service of the Company other an as a result of Disability and other than for Cause, or the Participant separated his/her service for Good Reason; and the Participant’s separation from service occurs in anticipation of or after a Change in Control, as defined in the 2009 Plan, generally all Stock Options and Stock Appreciation Rights will automatically become fully exercisable and that the restrictions and conditions on all awards of Restricted Stock an Restricted Stock Units will automatically be deemed waived.

         Adjustments for Stock Dividends, Mergers, etc. The 2009 Plan authorized the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2009 Plan and to any outstanding Stock Awards to reflect stock dividends, stock splits, and similar events.

         Amendments and Termination. The Board of Directors may at any time amend or discontinue the 2009 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder’s consent. To the extent required by the Code to ensure that options granted under the 2009 Plan qualify as Incentive Options, the 2009 Plan amendments shall be subject to approval by our shareholders. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Options and/or Stock Appreciation Rights may not be amended to reduce the exercise price of outstanding Options and/or Stock Appreciation Rights or cancel outstanding Options and/or Stock Appreciation Rights in exchange for cash, other awards or Options and/or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options and/or Stock appreciation Rights without shareholder approval.

        2009 Plan Benefits. No grants have been made with respect to the shares of common stock to be reserved for issuance under the 2009 Plan. The number of shares of common stock that may be granted to the Company’s CEO, CFO, its Named Executive Officers, employees and directors, is indeterminable at this time; as such grants are subject to the discretion of the Administrator.

        A copy of the 2009 Plan is included as an exhibit to this Report on Form 8-K and is incorporated by reference into this Items 5.02(e). The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed as part of this Current Report on Form 8-K:

99.1 Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BAR HARBOR BANKSHARES

Date: May 26, 2009	By: /s/Joseph M. Murphy
Name: Joseph M. Murphy Title: President and CEO

EXHIBIT INDEX

99.1 Bar Harbor Bankshares and Subsidiaries Equity Incentive Plan of 2009